SCHEDULE A
                                    TO THE
              SUB-ADMINISTRATION AGREEMENT DATED OCTOBER 1, 1999
                                   BETWEEN
                      BISYS FUND SERVICES OHIO, INC. AND
                          KEY ASSET MANAGEMENT INC.


FUND
1.    Balanced Fund
2.    Convertible Fund
3.    Diversified Stock Fund
4.    Established Value Fund
5.    Federal Money Market Fund
6.    Financial Reserves Fund
7.    Fund for Income
8.    Gradison Government Reserves Fund
9.    Growth Fund
10.   Institutional Money Market Fund
11.   Intermediate Income Fund
12.   International Growth Fund
13.   LifeChoice Conservative Investor Fund
14.   LifeChoice Growth Investor Fund
15.   LifeChoice Moderate Investor Fund
16.   Nasdaq-100 Index Fund
17.   National Municipal Bond Fund
18.   New York Municipal Bond Fund
19.   Ohio Municipal Bond Fund
20.   Ohio Municipal Money Market Fund
21.   Prime Obligations Fund
22.   Real Estate Fund
23.   Small Company Opportunity Fund
24.   Special Value Fund
25.   Stock Index Fund
26.   Tax-Free Money Market Fund
27.   Value Fund

As of February 26, 2002.